IMMEDIATE RELEASE

TOWNSQUARE MEDIA, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS

Greenwich, CT - March 16, 2015 - Townsquare Media, Inc. (NYSE: TSQ) (the "Company," "we," "us," or "our") announced today financial results for the fourth quarter and year ended December 31, 2014.

Fourth Quarter Highlights

•	Pro forma net revenue increased 9.5%

•	Pro forma Local Advertising net revenue increased 5.6%

•	Pro forma Live Events net revenue and pro forma Other Media and Entertainment net revenue saw strong increases

•	Pro forma Adjusted EBITDA excluding duplicative and non-recurring corporate expenses increased 8.6%

Full Year Highlights

•	Pro forma net revenue increased 8.4%

•	Pro forma Local Advertising net revenue increased 2.6%

•	Pro forma Live Events net revenue and Pro Forma Other Media and Entertainment net revenue saw strong increases

•	Pro forma Adjusted EBITDA excluding duplicative and non-recurring corporate expenses increased 3.5%

•	Nearly 30% of pro forma net revenue was derived from sources other than the sale of terrestrial radio station advertising

"Consistent with our January pre-announcement, we are pleased to report fourth quarter pro forma net revenue growth of 9.5% and pro forma Adjusted EBITDA growth of 8.6%, with strong growth in each of our operating segments. Further, we are pleased to announce that we have broken out our Live Events business as a separate reportable operating segment and believe this will provide increased transparency to our investors. Nearly 30% of our 2014 pro forma net revenue was derived from sources other than the sale of terrestrial radio advertising," commented Steven Price, Chairman and Chief Executive Officer of Townsquare Media, Inc.

Quarter Ended December 31, 2014 Compared to the Quarter Ended December 31, 2013

Net Revenue
On an actual basis, net revenue increased $17.9 million, or 23.7%, to $93.7 million, compared to $75.8 million in the same period last year. Local Advertising net revenue increased $13.4 million, or 20.0%, to $80.3 million, Live Events net revenue increased $2.2 million, or 70.4%, to $5.4 million and Other Media and Entertainment net revenue increased $2.4 million, or 42.0%, to $8.0 million. These increases were primarily attributable to the acquisitions made during the second half of 2013, including certain assets of Peak II Holding, LLC, Cumulus Media Inc. and certain live events.

Pro forma for completed material acquisitions, net revenue increased $8.1 million, or 9.5%, to $93.7 million, compared to $85.6 million in the same period last year. Local Advertising pro forma net revenue increased $4.2 million, or 5.6%, to $80.3 million. Live Events pro forma net revenue increased $1.9 million, or 53.8%, to $5.4 million, primarily attributable to increases in the number of events as well as attendance and revenue per attendee of our live events. Other Media and Entertainment pro forma net revenue increased $2.0 million, or 33.0%, to $8.0 million, primarily attributable to growth within our digital marketing services and national digital assets.

Adjusted EBITDA
On an actual basis, Adjusted EBITDA increased $4.9 million, or 25.9%, to $24.0 million, compared to $19.1 million in the same period last year.

Pro forma Adjusted EBITDA excluding duplicative and non-recurring corporate expenses increased $1.9 million, or 8.6%, to $24.2 million, compared to $22.3 million in the same period last year.

Year Ended December 31, 2014 Compared to the Year Ended December 31, 2013
Net Revenue
On an actual basis, net revenue increased $105.3 million, or 39.2%, to $373.9 million, compared to $268.6 million in the same period last year. Local Advertising net revenue increased $73.0 million, or 31.8%, to $302.6 million, Live Events net revenue increased $20.1 million, or 96.4%, to $41.0 million and Other Media and Entertainment net revenue increased $12.2 million, or 67.6%, to $30.3 million. These increases were primarily attributable to the acquisitions made during the second half of 2013, including certain assets of Peak II Holding, LLC, Cumulus Media Inc. and certain live events.

Pro forma for completed material acquisitions, net revenue increased $29.7 million, or 8.4%, to $384.7 million, compared to $355.0 million in the same period last year. Local Advertising pro forma net revenue increased $7.6 million, or 2.6%, to $302.6 million. Live Events pro forma net revenue increased $12.4 million, or 31.6%, to $51.8 million, primarily attributable to increases in the number, attendance and revenue per attendee of our live events. Other Media and Entertainment pro forma net revenue increased $9.7 million, or 46.7%, to $30.3 million, primarily attributable to growth within our digital marketing services and national digital assets.
Adjusted EBITDA
On an actual basis, Adjusted EBITDA increased $33.3 million, or 53.4%, to $95.5 million, compared to $62.2 million in the same period last year.

Pro forma Adjusted EBITDA excluding duplicative and non-recurring corporate expenses increased $3.3 million, or 3.5%, to $98.1 million, compared to $94.8 million in the same period last year.

Liquidity and Capital Resources
As of December 31, 2014, we had a total of $24.5 million of cash on hand. As of December 31, 2014, the total amount of revolving credit capacity available to us was $15.0 million under our credit facilities. On October 31, 2014 we drew-down $10.0 million on our revolving credit facility to fund a portion of the consideration for our WE Fest acquisition. As of December 31, 2014, we had $532.5 million of outstanding indebtedness and $508.0 million of outstanding indebtedness net of cash, representing 5.4x and 5.2x gross and net leverage, respectively, based on the year ended December 31, 2014 Adjusted EBITDA excluding duplicative and non-recurring corporate expenses of $98.1 million.

As of March 16, 2015, the Company had 26,883,084 shares outstanding (inclusive of warrants to purchase 9,508,878 shares of common stock). The warrants outstanding are immediately exercisable for a de minimis exercise price per share and are not considered equity under the FCC regulations regarding foreign ownership limitations

Segment Reporting
We have two reportable operating segments, which are Local Advertising and Live Events, and report the remainder of our business in an Other Media and Entertainment category. Our Local Advertising segment is composed of broadcast, digital and mobile advertising on our stations, streams, websites and mobile application. Our Live Events segment is composed of a diverse range of live events, which we create, promote and produce, including musical concerts, multi-day music festivals, consumer expositions and trade shows, athletic events, lifestyle events and other forms of entertainment. The Other Media and Entertainment business principally includes digital marketing services, national digital assets and other revenue.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain fourth quarter and full year 2014 financial results on Monday, March 16, 2015 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13602674. A live webcast of the conference call will also be available on the equity investor relations page of the Company's website at www.townsquaremedia.com.

A replay of the conference call will be available through March 23, 2015. To access the replay, please dial 1-877-870-5176 (U.S. & Canada) or 1-858-384-5517 (International) and enter confirmation code 13602674. A web-based archive of the conference call will also be available at the above website for thirty days after the call.

About Townsquare Media, Inc.
Townsquare Media, Inc. is an integrated and diversified media and entertainment and digital marketing services company that owns and operates market leading radio stations, digital and social properties and live events in small and mid-sized markets across the United States, delivering national scale and expertise to the communities it serves on a local level. The Company owns and operates 311 radio stations, over 325 search engine and mobile-optimized local websites and approximately 500 live events in 66 small and mid-sized U.S. markets, making Townsquare Media the third largest owner of radio stations in the United States by number of radio stations owned. The Company supplements its local offerings with the nationwide reach of our owned, operated and affiliated music and entertainment websites, which, on a combined basis, attracted the largest audience among music-focused digital advertising networks as of December 2014 as well as certain large scale live events. For more information, please visit www.townsquaremedia.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Forward-Looking Statements” included in our final prospectus filed on July 25, 2014, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Investor Relations
Alex Berkett
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and per Share Data)

	Year Ended December 31,
	2013	2014
ASSETS
Current assets:
Cash	$45,647	$24,462
Accounts receivable, net of allowance of $2,914 and $3,350, respectively	56,994	61,151
Prepaid expenses and other current assets	8,298	7,553
Total current assets	110,939	93,166

Property and equipment, net	96,294	96,247
Intangible assets, net	501,899	505,839
Goodwill	217,150	242,300
Deferred financing costs, net	12,357	9,636
Investments	234	484
Other assets	330	413
Total assets	$939,203	$948,085

LIABILITIES AND STOCKHOLDERS’ AND MEMBERS' EQUITY
Current liabilities:
Accounts payable	$8,640	$6,747
Current portion of long-term debt	2,186	1,293
Deferred revenue	9,396	14,299
Accrued expenses and other current liabilities	22,820	21,339
Accrued interest	9,411	9,245
Total current liabilities	52,453	52,923
Long-term debt, less current portion, (inclusive of bond premium of $8,898 and $7,203, respectively)	651,286	538,383
Deferred tax liabilities	—	11,644
Other long-term liabilities	933	973
Total liabilities	704,672	603,923
Commitments and Contingencies
Stockholders’ and members' equity
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized and 9,457,242 shares issued and outstanding at December 31, 2014	—	95
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized and 3,022,484 shares issued and outstanding at December 31, 2014	—	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized and 4,894,480 shares issued and outstanding at December 31, 2014	—	49
Total common stock	—	174
Additional paid-in-capital	—	351,984
Retained earnings (deficit)	—	(8,439)
Controlling interest	234,039	—
Non-controlling interest	492	443
Total liabilities and stockholders’ and members' equity	$939,203	$948,085

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(in Thousands, Except Per Share Data)

	Year Ended December 31,
	2012	2013	2014

Net revenue	$222,736	$268,578	$373,892

Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	154,566	187,148	253,440
Depreciation and amortization	14,824	15,189	16,878
Corporate expenses	16,287	19,190	24,996
Stock-based compensation	—	—	37,739
Transaction costs	1,782	2,001	217
Change in fair value of contingent consideration	—	(1,100)	—
Net loss (gain) on sale of assets	123	(36)	90
Total operating costs and expenses	187,582	222,392	333,360
Operating income	35,154	46,186	40,532

Other expenses:
Interest expense, net	28,291	35,620	46,502
Other expense, net	123	115	111
Income (loss) before income taxes	6,740	10,451	(6,081)
Provision for income taxes	340	340	10,872
Net income (loss)	$6,400	$10,111	$(16,953)

Net loss per share:
Basic			$(1.41)
Diluted			$(1.41)
Weighted average shares outstanding:
Basic			12,013
Diluted			12,013
Pro forma C Corporation data (unaudited):
Historical income (loss) before income taxes	$6,740	$10,451	$(6,081)
Pro forma income tax expense (benefit)	2,656	4,118	(2,396)
Pro forma net income (loss)	$4,084	$6,333	$(3,685)

Pro forma net income (loss) per share:
Basic	$0.57	$0.84	$(0.31)
Diluted	$0.25	$0.37	$(0.31)
Weighted average shares outstanding:
Basic	7,132	7,569	12,013
Diluted	16,253	17,078	12,013

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT
(in Thousands)

	Year Ended December 31,
	2012	2013	2014
Statement of Operations Data:
Local Advertising net revenue	$198,306	$229,653	$302,648
Live Events net revenue	13,633	20,851	40,954
Other Media and Entertainment net revenue	10,797	18,074	30,290
Net revenue	222,736	268,578	373,892
Operating Costs and Expenses:
Local Advertising direct operating expenses	133,261	147,720	189,692
Live Events direct operating expenses	11,594	18,287	35,087
Other Media and Entertainment direct operating expenses	9,711	21,141	28,661
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	154,566	187,148	253,440
Depreciation and amortization	14,824	15,189	16,878
Corporate expenses	16,287	19,190	24,996
Stock-based compensation	—	—	37,739
Transaction costs	1,782	2,001	217
Change in fair value of contingent consideration	—	(1,100)	—
Net loss (gain) on sale of assets	123	(36)	90
Total operating costs and expenses	187,582	222,392	333,360
Operating income	35,154	46,186	40,532
Other expenses:
Interest expense, net	28,291	35,620	46,502
Other expense, net	123	115	111
Total other expense	28,414	35,735	46,613
Income (loss) before income taxes	6,740	10,451	(6,081)
Provision for income taxes	340	340	10,872
Net income (loss)	$6,400	$10,111	$(16,953)

The following tables summarizes pro forma net revenue broken out by segment for the years ended December 31, 2012, 2013 and 2014, respectively (dollars in thousands):

	Year Ended December 31,
($ in thousands)	2012	2013	$ Change	% Change
Local Advertising net revenue	$295,291	$295,064	$(227)	(0.1)%
Live Events net revenue	34,993	39,363	4,370	12.5%
Other Media and Entertainment net revenue	17,908	20,642	2,734	15.3%
Net revenue	$348,192	$355,069	$6,877	2.0%

	Year Ended December 31,
($ in thousands)	2013	2014	$ Change	% Change
Local Advertising net revenue	$295,064	$302,648	$7,584	2.6%
Live Events net revenue	39,363	$51,799	12,436	31.6%
Other Media and Entertainment net revenue	20,642	$30,290	9,648	46.7%
Net revenue	$355,069	$384,737	$29,668	8.4%

The following table summarizes pro forma revenue and direct operating expenses broken out by segment on a quarterly basis for the year ended December 31, 2014 (dollars in thousands):

	Quarter Ended March 31,	Quarter Ended June 30,	Quarter Ended September 30,	Quarter Ended December 31,	Year Ended December 31,
	2014	2014	2014	2014	2014
Statement of Operations Data:
Local Advertising net revenue	$65,272	$78,050	$78,997	$80,329	$302,648
Live Events net revenue	7,767	19,745	18,881	5,406	51,799
Other Media and Entertainment net revenue	6,121	8,473	7,715	7,981	30,290
Net revenue	79,160	106,268	105,593	93,716	384,737
Operating Costs and Expenses:
Local Advertising direct operating expenses	45,074	47,875	47,756	48,987	189,692
Live Events direct operating expenses	7,423	16,229	13,700	5,935	43,287
Other Media and Entertainment direct operating expenses	6,482	8,102	7,101	6,976	28,661
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	58,979	72,206	68,557	61,898	261,640
Direct Profit	$20,181	$34,062	$37,036	$31,818	$123,097

The following tables reconcile both on a GAAP and pro forma basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit, Adjusted EBITDA and Adjusted EBITDA excluding duplicative and non-recurring corporate expenses for the years ended December 31, 2013 and 2014, respectively (dollars in thousands):

	Actual
	Year Ended December 31,
	2013	2014
Net income (loss)	$10,111	$(16,953)
Provision for income taxes	340	10,872
Interest expense, net	35,620	46,502
Transaction costs	2,001	217
Depreciation and amortization	15,189	16,878
Corporate expenses	19,190	24,996
Stock-based compensation	—	37,739
Change in fair value of contingent consideration	(1,100)	—
Other (a)	79	201
Direct Profit	81,430	120,452
Corporate expenses	(19,190)	(24,996)
Adjusted EBITDA	62,240	95,456

	Pro Forma
	Year Ended December 31,
	2013	2014
Net income (loss)	16,551	$(128)
Provision for income taxes	10,755	(86)
Interest expense, net	46,919	43,279
Transaction costs	2,001	217
Depreciation and amortization	18,714	16,878
Corporate expenses	21,912	24,996
Stock-based compensation	—	37,739
Change in fair value of contingent consideration	(1,100)	—
Other (a)	281	201
Direct Profit	116,033	123,096
Corporate expenses	(21,912)	(24,996)
Adjusted EBITDA	94,121	98,100
Adjustments to corporate expenses to reflect removal of duplicative acquired company corporate expenses	2,722	—
Adjustment to corporate expense to reflect removal of non-recurring reversal of legal accrual in connection with certain litigation	(2,091)	—
Adjusted EBITDA excluding duplicative and non-recurring corporate expenses	$94,752	$98,100
(a) Other includes net loss (gain) on sale of assets and other expense, net.

The following table reconciles on a pro forma basis net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit and Adjusted EBITDA on a quarterly basis for year ended December 31, 2014, respectively (dollars in thousands):

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2014
Net income (loss)	$38	$7,723	$(13,676)	$5,787	$(128)
Provision for income taxes	24	5,021	(8,892)	3,761	(86)
Interest expense, net	10,852	10,866	10,970	10,591	43,279
Transaction costs	28	(10)	63	136	217
Depreciation and amortization	4,387	4,331	4,249	3,911	16,878
Corporate expenses	4,767	6,157	6,487	7,585	24,996
Stock-based compensation	159	—	37,580	—	37,739
Other (a)	(73)	(26)	257	43	201
Direct Profit	20,182	34,062	37,038	31,814	123,096
Corporate expenses	(4,767)	(6,157)	(6,487)	(7,585)	(24,996)
Adjusted EBITDA	$15,415	$27,905	$30,551	$24,229	$98,100
(a) Other includes net loss (gain) on sale of assets and other expense, net.

Non-GAAP Financial Measures and Definitions
We believe that our financial statements and the other financial data included herein have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States, or GAAP, and are consistent with current practice with the exception of the presentation of certain non-GAAP financial measures, including Direct Profit, Adjusted EBITDA and Adjusted EBITDA excluding duplicative and non-recurring corporate expenses (each as defined below).

We define Direct Profit as net income (loss) before the deduction of income taxes, other expense, net, net loss on derivative instruments, loss on early extinguishment of debt, interest expense, net, change in fair value of contingent consideration, transaction costs, corporate expenses, net (loss) gain on sale of assets and depreciation and amortization. Adjusted EBITDA is defined as Direct Profit less corporate expenses (excluding stock-based compensation). Adjusted EBITDA excluding duplicative and non-recurring corporate expenses is Adjusted EBITDA as further adjusted for pro forma adjustments to corporate expenses to reflect the removal of duplicative and non-recurring acquired company corporate expenses and the removal of non-recurring reversal of legal accrual in connection with certain litigation. Direct Profit, Adjusted EBITDA and Adjusted EBITDA excluding duplicative corporate and non-recurring expenses do not represent, and should not be considered as alternatives to, net income (loss) or cash flows from operations, as determined under U.S. generally accepted accounting principles, or GAAP.

We use Direct Profit, Adjusted EBITDA and Adjusted EBITDA excluding duplicative and non-recurring corporate expenses to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. In addition, we rely upon Direct Profit to analyze the performance of our segments, as it reflects all revenue and expenses directly attributable to our segments’ operations, including all corporate overhead expenses that are directly attributed to a segment and necessary to support its revenue, without regard to corporate overhead that is not directly attributable to a segment’s operations (such as expenses related to HR, finance, and accounting functions and expenses incurred in connection with an initial public offering). As a result, by removing these expenses, management can better analyze the factors that are, in fact, directly affecting the profitability of its core business segments at and within the segments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Direct Profit, Adjusted EBITDA and Adjusted EBITDA excluding duplicative and non-recurring corporate expenses when determining discretionary bonuses.